UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2023

XPO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five American Lane, Greenwich, Connecticut	06831
(Address of principal executive offices)	(Zip Code)

(855) 976-6951

Registrant’s telephone number, including area code

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	XPO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On February 6, 2023, XPO, Inc. (the “Company”) entered into Amendment No. 7 to Second Amended and Restated Revolving Loan Credit Agreement (the “Amendment”), by and among the Company, certain subsidiaries signatory thereto, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as agent (the “Agent”) and other parties from time to time party thereto, amending that certain Second Amended and Restated Revolving Loan Credit Agreement, dated as of October 30, 2015 (as previously amended, amended and restated, supplemented or otherwise modified, the “Existing ABL Credit Agreement” and, as amended by the Amendment, the “Amended ABL Credit Agreement”), by and among the Company, certain subsidiaries signatory thereto, the lenders party thereto, the Agent and other parties from time to time party thereto.

The Amendment amends the Existing ABL Credit Agreement to, among other things: (i) extend the maturity date to April 30, 2026 (subject, in certain circumstances, to a springing maturity if more than $250 million of the Company’s existing term loan debt or certain refinancings thereof remain outstanding 91 days prior to their respective maturity dates); (ii) replace LIBOR-based benchmark rates applicable to loans outstanding under the Existing ABL Credit Agreement with SOFR-based rates; (iii) reduce the sublimit for issuance of letters of credit under the Existing ABL Credit Agreement to $200 million; (iv) reduce the sublimit for borrowings in Canadian Dollars under the Existing ABL Credit Agreement to $50 million; (v) exclude real property from the collateral securing the obligations under the Amended ABL Credit Agreement and (vi) make certain other changes to the covenants and other provisions therein. The aggregate commitment of all lenders under the Amended ABL Credit Agreement remains equal to $600 million.

Loans under the Amended ABL Credit Agreement will bear interest at a rate equal to a secured overnight financing rate plus a credit spread adjustment of 0.10% or base rate, in each case plus an applicable margin of 1.25% to 1.50%, in the case of loans based on the secured overnight financing rate, and 0.25% to 0.50%, in the case of base rate loans.

The Amended ABL Credit Agreement contains representations and warranties, affirmative and negative covenants and events of default customary for agreements of this nature.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 by reference.

Item 2.03.  Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Amendment No. 7 to Second Amended and Restated Revolving Loan Credit Agreement, dated as of February 6, 2023, by and among XPO, Inc., certain subsidiaries signatory thereto, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and co-collateral agent and Citibank, N.A., as co-collateral agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2023	XPO, INC.

	By:	/s/ Carl D. Anderson II
Carl D. Anderson II
Chief Financial Officer